PROMISSORY NOTE

$1,316,055.28                                                  Las Vegas, Nevada
                                                               June 1, 2001

     For value received, the undersigned, Richard L. Clemmer, an individual resident of the State of California ("Maker"), subject in all respects to the limitations set forth in paragraph III.D. of that certain Executive Employment Agreement between Maker and Holder of even date herewith (the "Employment Agreement"), hereby promises to pay to PurchasePro.com, Inc., a Nevada corporation ("Holder") at 3291 North Buffalo Drive, Las Vegas, Nevada 89129, the principal amount of One Million Three Hundred Sixteen Thousand Fifty-five Dollars and 28/100 ($1,316,055.28) together with interest thereon from the date hereof.

     This Promissory Note shall be due and payable in a lump sum on the earlier date of the following (the "Due Date"): (a) the third anniversary of the date hereof or (b) the date 30 days following the date of termination of Maker's services as Chief Executive Officer of the Holder by Maker or Holder other than due to an Involuntary Termination, as such term is defined in the Employment Agreement.

     This Promissory Note may be prepaid in whole or in part at any time without premium or penalty.

     Maker's failure to pay when due any payment of principal or interest due under this Promissory Note shall constitute a default ("Default") hereunder. Upon the occurrence of any Default, Holder may, at its option, take any or more of the following actions: (i) declare the entire unpaid principal balance and accrued interest, if any, to be immediately due and payable; (ii) set off any amount owed to Maker by Holder, including without limitation, employment compensation, bonus, severance or any similar amount; or (iii) exercise any other rights or remedies available to it, whether at law or in equity.

     All amounts due hereunder shall be payable in lawful money of the United States of America.

     This Promissory Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of Nevada.

                               "MAKER"



                                __________________________________________
                                Richard L. Clemmer